                                                                  Exhibit (a)(3)

                                 CONFIDENTIAL


SMARTDISK CORPORATION
STOCK OPTIONS

                                                              [Name of Employee]



                                  Election Form

     If you accept the offer to exchange options, the Eligible Options described in Table 1 will be exchanged for New Options described in Table 2. You will keep all of the Retained Options, if any, described in Table 3.

     If you accept the exchange, your total number of options will equal the New Options in Table 2 plus the Retained Options in Table 3.

     If you do not accept the offer to exchange options, there will be no change to your existing option grants and you will not receive the New Options described in Table 2.

Table 1: Eligible Options (to be exchanged for New Options if you accept the offer):

-------------------------------------------------------------
   Grant Date       Number of Shares       Exercise Price
-------------------------------------------------------------
                                             $__________
-------------------------------------------------------------

Table 2: New Options (to be granted in exchange for Eligible Options if you accept the offer):

-------------------------------------------------------------
   Grant Date       Number of Shares       Exercise Price
-------------------------------------------------------------
   July 1, 2001                                 $3.12
-------------------------------------------------------------

Table 3:  Retained Options (not affected whether or not you accept the offer):

-------------------------------------------------------------
   Grant Date       Number of Shares       Exercise Price
-------------------------------------------------------------
                                             $__________
-------------------------------------------------------------

Please check one box below, sign and date where indicated, provide your home telephone number, and return this form to our Director of Human Resources, Bonnie Williams, no later than 5 p.m. Eastern Time on October 5, 2001, via facsimile at (941) 436-2512 or hand delivery. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. SmartDisk will exchange and cancel such options electronically and update your option records accordingly. If you have any questions, please contact Ms. Williams at (914) 236-2503 or Bonnie.Williams@SmartDisk.com.


                              Signature of Owner

[_]  I ACCEPT the offer to exchange options

[_]  I DO NOT accept the offer to exchange options

X    _____________________________________   Date:   ___________________________
     Signature

Home Telephone Number (with area code):              ___________________________


                                 PRIVACY NOTICE

     By accepting the offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, SmartDisk Corporation and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the offer.

     You understand that SmartDisk Corporation and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in SmartDisk, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, posses, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contracting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this offer and exercise or realize benefits from the Option Plan.

                                       2